Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2025

(UNAUDITED)

On September 6, 2024, Reliance Global Group, Inc. (the “Company” or “Reliance”), entered into an amended and restated Stock Exchange Agreement (as further amended on October 29, 2024 and February 20, 2025, (this “Agreement”) among Spetner Associates, Inc., a Missouri corporation (“SAI”); Jonathan Spetner (“Mr. Spetner”) (a “Seller”); and Agudath Israel of America, a New York corporation (“Agudath”) (a “Seller”). Mr. Spetner and Agudath may be referred to herein collectively as (the “Sellers”) and each individually as a “Seller”. Capitalized terms not defined herein, will have the meaning as defined in the Stock Exchange Agreement. Pursuant to the terms of the Stock Exchange Agreement, the Company will acquire from the Sellers certain or all of the issued and outstanding Equity Securities of SAI, all of which are held beneficially and of record by the Sellers. The Sellers represent and warrant that the Sellers hold, jointly, beneficially and of record, and as tenants by the entirety, 100, shares of common stock, par value $1.00 per share of SAI (the “SAI Common Stock”), which shares of SAI Common Stock (the “SAI Shares”) represent 100% of the issued and outstanding Equity Securities of SAI. The Company shall acquire the SAI Shares in two Closings, with the Company to acquire 80% of the SAI Shares, (the “First Closing Shares”) at the First Closing, and with the Company to have the option at the Company’s sole discretion, to acquire the remaining 20% of the SAI Shares, being all the remaining SAI Shares (the “Second Closing Shares”), at the Second Closing to occur on a date prior to the third annual anniversary of the First Closing Date. The aggregate purchase price for the First Closing Shares is $16,050,000, payable through a combination of cash, common stock, par value $0.086 per share, of the Company (the “Company Common Stock”), and promissory notes. The Second Closing Shares purchase price will be equal to the product of ten times 20% of SAI’s final annual EBITDA for the most recent fiscal year ended, prior to the Second Closing.

The First Closing purchase price shall be paid as follows: cash of $6,500,000 (the “Cash Payment”) payable to Mr. Spetner; (ii) a promissory note in the aggregate principal amount of $2,500,000 payable to Agudath, (iii) issuance to the Sellers, jointly, of Company Common Stock up to 9.9% of the total outstanding shares of the Company, and (iv) if required any remaining portion of the First Purchase Price will be paid via the issuance of a promissory note of the Company to Mr. Spetner, as described further in Note 3 to this unaudited pro forma condensed consolidated financial information. The transaction contemplated by The Stock Exchange Agreement, which includes the aforementioned terms’ is referred to herein as the (“Transaction”).

The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of Spetner Associates, Inc. to reflect the planned acquisition of SAI by the Company and the Company’s anticipated financing for the acquisition. We anticipate that the First Closing will be accounted for as a business combination using the authoritative guidance contained in Accounting Standards Codification (ASC) topic 805 Business Combinations (ASC 805) as the Company is obtaining control SAI by virtue of it acquiring 80% of the common stock of SAI. The Transaction accounting adjustments are described below and in the footnotes to the condensed consolidated pro forma financial statements.

The Transaction adjustments reflect management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired, fair value of the noncontrolling interest and liabilities assumed in the planned acquisition along with the anticipated financing of the acquisition. Since these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of the fair value of noncontrolling interest and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed consolidated financial statements. The Transaction accounting adjustments also reflect adjustments for certain assets and lines of business that the seller will be excluding from the sale.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the results of operations or financial position that the Company would have reported had the planned acquisition been completed as of the dates set forth in the unaudited pro forma condensed consolidated financial statements due to various factors. The unaudited pro forma condensed consolidated statement of financial position does not purport to represent the future financial position of the Company, and the unaudited pro forma condensed consolidated statements of operations do not purport to represent the future results of operations of the Company.

The unaudited pro forma condensed consolidated financial information is presented to illustrate the estimated effects of the planned acquisition and the related financing, and should be read in conjunction with the following:

i.	The unaudited financial statements and accompanying notes of the Company as of and for the three months ended March 31, 2025 (as contained in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 14, 2025);
ii.	The unaudited financial statements of SAI as of and for the three months ended March 31, 2025, included elsewhere in this filing.

F-1

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheets

March 31, 2025

(Unaudited)

	Historical		Pro Forma
	Reliance Global Group, Inc. (As of March 31, 2025)	Spetner Associates, Inc. (As of March 31, 2025)	Transaction Accounting Adjustments		Pro Forma Consolidated (As of March 31, 2025)

Assets

Current assets:
Cash and cash equivalents	$388,379	$5,019,853	$(3,554,007)	(A) (D) (F) (E)	$1,854,225
Restricted cash	1,423,128	-	-		1,423,128
Accounts receivable	973,677	16,509	-		990,186
Accounts receivable, related parties	8,007	-	-		8,007
Other receivables	50,803	-	-		50,803
Cash balance plan assets	-	348,847	-		348,847
Prepaid expenses and other current assets	1,006,264	-	(568,856)	(A)	437,408
Total current assets	3,850,258	5,385,209	(4,122,863)		5,112,604

Property and equipment, net	131,209	14,532	(14,532)	(E)	131,209
Right-of-use-assets	1,046,184	-	-		1,046,184
Intangibles, net	5,080,945	-	-		5,080,945
Goodwill & Other identifiable intangibles	6,693,099	-	18,231,298	(A) (C) (E)	24,924,397
Other non-current assets	21,792	-	-		21,792
Total Assets	$16,823,487	$5,399,741	$14,093,903		$36,317,131

Liabilities and Stockholders’ equity (deficit)

Current Liabilities
Accounts payable and other accrued liabilities	$1,278,092	$170,558	$(170,558)	(D)	$1,278,092
Short term financing agreements	9,902	-	-		9,902
Premiums due - insurance carriers	-	1,536,563	(1,536,563)	(D)	-
Current portion of loans payables, related parties	780,099	886	(886)	(D)	780,099
Other payables	2,930	-	-		2,930
Current portion of long-term debt	1,628,802	7,829	(7,829)	(D)	1,628,802
Current portion of leases payable	227,838	-	-		227,838
Profit Sharing Plan Liability	-	131,201	(131,201)	(D)	-
Total current liabilities	3,927,663	1,847,037	(1,847,037)		3,927,663

Long Term Liabilities
Loans payable, related parties, less current portion	368,122	-	-		368,122
Long term debt, less current portion	9,054,371	12,493	(12,493)	(D)	9,054,371
Promissory Note Payable to Sellers	-	-	6,481,144	(A)	6,481,144
Leases payable, less current portion	856,485	-	-		856,485
Warrant liabilities	326	-	-		326
Total Liabilities	14,206,967	1,859,530	4,621,614		20,688,111

Stockholders’ Equity (deficit)
Preferred stock	-	-	-		-
Common stock	255,839	100	348,078	(C) (F)	604,017
Additional paid in capital	52,171,112	912,359	7,739,463	(C) (F)	60,822,934
Retained earnings	(49,810,431)	2,527,533	(2,527,533)	(C)	(49,810,431)
Accumulated other comprehensive income	-	100,219	(100,219)	(C)	-
Total stockholders’ equity (deficit)	2,616,520	3,540,211	5,459,789		11,616,520
Noncontrolling Interest	-	-	4,012,500	(A)	4,012,500
Total Equity	2,616,520	3,540,211	9,472,289		15,629,020
Total liabilities and stockholder’s equity	$16,823,487	$5,399,741	$14,093,903		$36,317,131

F-2

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

For the Three Months Ended March 31, 2025

(Unaudited)

	Historical		Pro Forma
	Reliance Global Group, Inc. (For the Three Months Ended March 31, 2025)	Spetner Associates, Inc. (For the Three Months Ended March 31, 2025)	Transaction Accounting Adjustments		Pro Forma Consolidated (For the Three Months Ended March 31, 2025)

Revenue
Commission income	$4,236,220	$5,105,532	$(13,134)	(B)	$9,328,618
Service and fee income	-	53,401	-	(B)	53,401
Total revenue	4,236,220	5,158,933	(13,134)		9,382,019

Operating expenses (income)
Commission and enrollment expense	$1,469,427	$277,213	$-		$1,746,640
Salaries and wages	2,229,837	628,104	-		2,857,941
General and administrative expenses	1,516,228	171,592	(44,253)	(B)	1,643,567
Marketing and advertising	67,275	-	-		67,275
Pension expense	-	386	-		386
Related party expenses	-	243,000	-		243,000
Depreciation and amortization	360,595	2,565	-		363,160
Asset impairments	-	-	-		-
Total operating expenses	5,643,362	1,322,860	(44,253)		6,921,969

Net income (loss) from operations	$(1,407,142)	$3,836,073	$31,119		$2,460,050

Other income (expense)
Interest income (expense)	$(300,482)	$27,916	$(13,084)	(B)	$(285,650)
Interest related parties	(24,760)	-	-		(24,760)
Charitable contribution expense	-	(880,092)	(303,442)	(B)	(1,183,534)
Other income (expense), net	(4,498)	-	-		(4,498)
Recognition and change in fair value of warrant liabilities	-	-	-		-
Total other income (expense)	$(329,740)	$(852,176)	$(316,526)		$(1,498,442)

Income (loss) before provision for income taxes	$(1,736,882)	$2,983,897	$(285,407)		$961,608

Income tax expense	-	-	-		-
Net (loss) income	$(1,736,882)	$2,983,897	$(285,407)		$961,608

Noncontrolling Interest	-	-	(539,698)		(539,698)
Net (loss) income attributed to Reliance Global Group, Inc.	$(1,736,882)	$2,983,897	$(825,105)		$421,910

Basic income (loss) per share	$(0.66)				$0.06
Diluted income (loss) per share	(0.66)				0.06
Weighted average number of shares outstanding – basic	2,612,721		4,172,550		6,785,271
Weighted average number of shares outstanding - diluted	2,612,721		4,172,550		6,796,027

Other comprehensive income
Net income (loss)	$(1,736,882)	$2,983,897	$(285,407)		$961,608

Gain/loss in FV of Plan Asset	$-	$16,790	$-		$16,790
Other comprehensive (loss) income	(1,736,882)	3,000,687	(285,407)		978,398

Noncontrolling Interest	$-	$-	$600,137		$600,137
Net Other comprehensive (loss) income attributed to Reliance Global Group, Inc.	(1,736,882)	3,000,687	(885,544)		378,261

Non-GAAP Measure*
AEBITDA	$145,407	$2,958,546	$(272,323)		$2,831,630

* See below for Non-GAAP Measure disclosures and reconciliation to Net Income.

F-3

Non-GAAP Measure

The Company believes certain financial measures which meet the definition of non-GAAP financial measures, as defined in Regulation G of the SEC rules, provide important supplemental information. Namely our key financial performance metric Adjusted EBITDA (“AEBITDA”) is a non-GAAP financial measure that is not in accordance with, or an alternative to, measures prepared in accordance with GAAP. “AEBITDA” is defined as earnings before interest, taxes, depreciation, and amortization (EBITDA) with additional adjustments as further outlined below, to result in Adjusted EBITDA (“AEBITDA”). The Company considers AEBITDA an important financial metric because it provides a meaningful financial measure of the quality of the Company’s operational, cash impacted and recurring earnings and operating performance across reporting periods. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure to other companies in the industry. AEBITDA is used by management in addition to and in conjunction (and not as a substitute) with the results presented in accordance with GAAP. Management uses AEBITDA to evaluate the Company’s operational performance, including earnings across reporting periods and the merits for implementing cost-cutting measures. We have presented AEBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. A description of such information is provided below herein and tabular reconciliations of this supplemental non-GAAP financial information to our most comparable GAAP information are contained below.

We exclude the following items, and the following items define our non-GAAP financial measure AEBITDA:

●	Interest and related party interest expense: Unrelated to core Company operations and excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Depreciation and amortization: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Goodwill and/or asset impairment: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Equity-based compensation: Non-cash compensation provided to employees and service providers, excluded to provide more meaningful supplemental information regarding the Company’s core cash impacted operational performance.
●	Change in estimated acquisition earn-out payables: An Earn-out liability is a liability to the seller upon an acquisition which is contingent on future earnings. These liabilities are valued at each reporting period and the changes are reported as either a gain or loss in the change in estimated acquisition earn-out payables account in the consolidated statements of operations. The gain or loss is non-cash, can be highly volatile and overall is not deemed relevant to ongoing operations, thus, it’s excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Recognition and change in fair value of warrant liabilities: This account includes changes to derivative warrant liabilities which are valued at each reporting period and could result in either a gain or loss. The period changes do not impact on cash, can be highly volatile, and are unrelated to ongoing operations, and thus are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Other income, net: This account includes non-routine and/or non-core operating income or expenses and other individually de minimis items and is thus excluded as unrelated to core operations of the company.
●	Transactional costs: This includes expenses related to mergers, acquisitions, financing and refinancings, and amendments or modifications to indebtedness. Thes costs are unrelated to primary Company operations and are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Non-standard costs: This account includes non-standard non-operational items, related to costs incurred for a legal suit the Company has filed against one of the third parties involved in the discontinued operations and was excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.
●	Loss from discontinued operations before tax: This account includes the net results from discontinued operations, and since discontinued, are unrelated to the Company’s ongoing operations and thus excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

F-4

Non-GAAP Reconciliation from Net (Loss) Income to AEBITDA

The following table provides a reconciliation from net loss to AEBITDA for the three months ended March 31, 2025.

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

Non-GAAP Net (Loss) to AEBITDA

For the Three Months Ended March 31, 2025

(Unaudited)

	Three Months Ended
	March 31, 2024
	Per 10Q
	Reliance Global Group, Inc. (For the Three Months Ended March 31, 2025)	Spetner Associates, Inc. (For the Three Months Ended March 31, 2025)	Transaction Accounting Adjustments	Pro Forma Consolidated (For the Three Months Ended March 31, 2025)

Net loss	$(1,736,882)	$2,983,897	$(285,407)	$961,608
Adjustments:
Interest and related party interest expense	325,242	(27,916)	13,084	310,410
Depreciation and amortization	360,595	2,565	-	363,160
Equity-based compensation to employees, directors and service providers	1,024,985	-	-	1,024,985
Transactional costs	143,187	-	-	143,187
Nonrecurring costs	28,280	-	-	28,280
Total adjustments	$1,882,289	$(25,351)	$13,084	$1,870,022

AEBITDA	$145,407	$2,958,546	$(272,323)	$2,831,630

F-5

RELIANCE GLOBAL GROUP, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2024

(UNAUDITED)

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information has been prepared by Reliance Global Group, Inc. (the “Company”) in connection with the Company’s acquisition of Spetner Associate, Inc.(“SAI”). On September 6, 2024, the Company and the shareholders of SAI entered into an amended and restated Stock Exchange Agreement, as amended on October 29, 2024 and February 20, 2025 (the “Stock Exchange Agreement”), pursuant to which the Company agreed to purchase, and the Shareholders of SAI agreed to sell 100% of the shares of SAI. The Transaction may be executed in two closings: In the First Closing the company will acquire 80% of the outstanding shares of SAI with the option to purchase the remaining 20% within three years. As the acquisition of the 80% of the outstanding shares represents a controlling financial interest in SAI, the Company will account for the First Closing as a business combination in accordance with the authoritative guidance contained in Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the guidance in ASC 805, the purchase consideration, the assets acquired, the liabilities assumed and the noncontrolling interest in the acquired entity are measured at fair value. Any excess of the purchase consideration and noncontrolling interest is recognized as goodwill.

The unaudited condensed consolidated pro forma financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of Spetner, as adjusted to give effect to the Transaction accounting adjustments described below.

The Transaction accounting adjustments to the pro forma statement of earnings have been prepared as if the Transaction occurred on January 1, 2025. The Transaction accounting adjustments to the pro forma balance sheet have been prepared as if the Transaction occurred on March 31, 2025. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X as amended. The pro forma adjustments are based on currently available information and certain estimates and assumptions, and therefore the actual effect of these Transactions may differ from the pro forma adjustments.

The Company’s and SAI’s historical financial statements were prepared in accordance with U.S. GAAP.

The accompanying unaudited pro forma condensed consolidated financial information and related notes were prepared using the acquisition method of accounting in accordance with (“ASC 805”), with the Company considered the accounting acquirer of SAI. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed consolidated balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of SAI based upon management’s preliminary estimate of their fair values as of March 31, 2025. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is recognized as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed consolidated financial information are preliminary and subject to adjustment based on a final determination of fair value. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition.

The transaction accounting adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transactions been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

F-6

NOTE 2 —ACCOUNTING POLICIES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements do not reflect any differences in accounting policies. The Company has completed the review of SAI’s accounting policies and has concluded that differences between the accounting policies of the two companies are not material. Following the acquisition date, the Company will conduct a final review of the accounting policies of Spetner to determine if differences in accounting policies require adjustment. As a result of this review, the Company may identify differences that when adjusted, could have a material impact on this unaudited pro forma condensed consolidated financial information.

NOTE 3 —ESTIMATED PRELIMINARY PURCHASE CONSIDERATIONS

The aggregate value of the purchase price is approximately $16.0 million based on the agreed upon amended and restated agreement on February 20, 2025.

The table below presents the fair value of the total estimated preliminary purchase consideration to the stated First Closing Purchase Price per Agreement, as defined in the Stock Exchange Agreement, as amended.

Amount
Initial cash payment	$6,500,000
Promissory note payable to seller consideration at closing	6,481,144
Prepayment of common stock	568,856
Agudath promissory note (planned payment at closing)	2,500,000
Total preliminary purchase price for allocation per agreement	$16,050,000

F-7

NOTE 4 — TRANSACTION ACCOUNTING ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The Transaction accounting adjustments included in the unaudited pro forma consolidated balance sheet as of March 31, 2025, and the unaudited pro forma statement of operations for the three months ended March 31, 2025 are as follows:

A.	Purchase consideration based on US GAAP

The Company expects to record a combination of cash payments, promissory notes, and common stock equity issuances as defined in the Stock Exchange Agreement. The Transaction reflects the purchase consideration, and the preliminary allocation of the assets acquired, and liabilities assumed based on their fair values on the acquisition date. The purchase consideration constitutes the following: an Initial Cash Payment of $6.5 million, the Agudath note of $2.5 million, the prepayment of Company Common Stock with an approximate value of $569,000 and an expected issuance of a promissory note to the Sellers with an estimated value of $6.5 million, resulting in an aggregate combined purchase value of $16.0 million (the “Purchase Consideration”) in exchange for 80% of the equity interests in Spetner. Total value of the entity is estimated at approximately $20.0 million, including the non-controlling interest, approximately at $4.0 million.

The table below presents the fair value of the total estimated preliminary purchase consideration to the stated First Closing Purchase Price, as defined in the Stock Exchange Agreement.

Amount
Initial cash payment	$6,500,000
Promissory note payable to seller consideration at closing	6,481,144
Prepayment of common shares	568,856
Agudath promissory note	2,500,000
Total preliminary purchase price for allocation per agreement	$16,050,000

The Company expects to account for the SAI acquisition as a business combination using acquisition accounting. The purchase consideration is as follows:

March 31, 2025
Cash and cash equivalents to Seller	$6,500,000
Promissory note payable to sellers	6,481,144
Prepayment of common stock	568,856
Agudath promissory note	2,500,000
Noncontrolling interest	4,012,500
Total preliminary purchase consideration & noncontrolling interest	$20,062,500

The Company recorded all its tangible and intangible assets and its liabilities at their preliminary estimated fair values on the acquisition date. The following represents the allocation of the estimated purchase consideration as if the Transaction had occurred on March 31, 2024:

March 31, 2025
Assets acquired
Cash	$1,465,846
Accounts receivable, net	16,509
Cash balance plan assets	348,847
Total assets acquired	1,831,202

Goodwill and intangible assets	18,231,298
Net fair value of assets acquired	$20,062,500

F-8

B.	Adjustments to Statement of Operations for Lines of business not acquired

The adjustments reflect the lines of businesses included in the respective historical financial statement balances of SAI’s statement of operations for the three months ended March 31, 2025, that the Company is not acquiring as part of the stock exchange agreement. Therefore, the following allocations of revenue and expense balances were removed from our historical balances for SAI.

March 31, 2025
Transaction Accounting Adjustments
Revenue
Commission income	$(13,134)
Total revenue	(13,134)

Operating expenses (income)
General and administrative expenses	$(44,253)
Total operating expenses	(44,253)

Other income (expense)
Interest expense	$(13,084)
Charitable contribution expense	(303,442)
Total other income (expense)	$(316,526)

C.	Elimination of Historical SAI Equity Balance

The pro forma financial statements account for the SAI acquisition as a business combination in accordance with ASC 805 - Business Combinations, with the Company treated as the accounting acquirer and SAI treated as the accounting acquiree. As the accounting acquiree, SAI’s legal capital was eliminated, and the Company has acquired SAI’s assets and assumed SAI’s liabilities (if any). Therefore, the transaction adjustment eliminates the historical Equity balance of SAI to Additional paid in capital.

March 31, 2025
Common Stock	$(100)
Additional paid-in capital	(912,359)
Retained Earnings	(2,527,533)
Accumulated other comprehensive income	(100,219)
Total equity elimination	$(3,540,211)

F-9

D.	Settlement of Liabilities accounting adjustments

The adjustment reflects the settlement of SAI liabilities, as required by the Stock Exchange Agreement by reducing cash recognized in SAI’s historical audited balance sheet as of March 31, 2025. Accordingly, the following liability balances were assumed to be settled.

March 31, 2025

Cash and cash equivalents	$5,019,853

Liability Settlement
Accounts payable and other accrued liabilities	$170,558
Premiums due - insurance carriers	1,536,563
Current portion of loans payable, related parties	886
Current portion of long-term debt	7,829
Long term debt, less current portion	12,493
Profit Sharing Plan Liability	131,201
1,859,530

Remaining Cash and cash equivalents	$3,160,323

E.	Distribution to Share Holder’s – Purchase of Asset accounting adjustments

This adjustment reflects the net book value of $14,532 for an automobile that SAI will distribute to a shareholder prior to acquisition in accordance with the terms of the Share Exchange Agreement. The Share Exchange Agreement also states that SAI shall be purchased with a certain amount of cash and cash equivalents for working capital purposes. The adjustment reflects $1,694,477 in cash that SAI will distribute to a shareholder prior to the acquisition in order to align the SAI cash and cash equivalents with the estimated working capital amount of cash and cash equivalents.

F-10

F.	Adjustment to reflect proposed financing for the transaction.

The adjustment gives effect to the assumed issuance and sale of 4,048,583 shares of Company common stock offered by us in this offering at an assumed public offering price of $2.470 per share, after deducting the underwriting discount of 8% and offering expenses of $200,000 payable by us and assuming no exercise by the underwriters of their option to purchase additional shares. Calculated as follows:

Proceeds from offering	Proceeds from Offering

Shares Sold (assumed)	4,048,583
Estimated Price (assumed)	$2.470
Gross Proceeds	$10,000,000

Less Offering Costs:
Underwriting Discount	$800,000
Expenses payable by Reliance	200,000
Total offering costs	1,000,000
Net Proceeds	$9,000,000

Allocation to Common Stock:
Par Value	$348,178
Additional Paid in capital	8,651,822
$9,000,000

G.	Non-Controlling Interest

The Company is acquiring 80% of SAI in the first closing therefore, a pro forma adjustment to reflect the non-controlling interest in the income of SAI as adjusted for the Transaction Accounting Adjustments. The calculation follows:

Spetner Associate, Inc.	Three Months Ended March 31, 2025
Historical net income	$2,983,897
Transaction Accounting Adjustments	(285,407)
Pro forma net income of SAI	2,698,490
Percent attributable to non-controlling interest	$20%
Income allocated to non-controlling Interest	$539,698

F-11

NOTE 5 — PRO FORMA NET LOSS PER SHARE

The pro forma basic and diluted net income (loss) per share amounts were calculated using the Company’s historical weighted average common shares outstanding for the three months ended March 31, 2025, adjusted for incremental shares issued or to be issued by the Company in connection with the transactions described herein. The following table presents the computation of pro forma basic net income per share:

March 31,
2025
Numerator:
Net income continuing operations

Pro forma net income from continuing operations attributable to Reliance	$421,910
Income from continuing operations numerator	421,910

Denominator:
Weighted average common shares outstanding, as reported	2,612,721
Incremental Shares:
Additional shares issued by the Company	123,967
Offering shares	4,048,583
Incremental shares pro forma	4,172,550
Pro Forma Weighted average common shares outstanding (basic and diluted)	6,785,271
Pro forma basic net income per share continuing operations	$0.06

The following table presents the computation of pro forma diluted net income per share:

March 31,
2025
Numerator:
Net loss continuing operations

Pro forma net income from continuing operations attributable to Reliance	$421,910
Income from continuing operations numerator	421,910

Denominator:
Weighted average common shares outstanding, as reported	2,612,721
Incremental Shares:
Additional shares issued by the Company	123,967
Offering shares	4,048,583
Effect of potentially dilutive common stock options	16
Effect of potentially dilutive Series A warrants	6,647
Effect of potentially dilutive Series B related PAW	959
Effect of potentially dilutive Series G related PA Warrants	3,096
Effect of potentially dilutive unvested stock	39
Incremental shares pro forma	4,183,307
Pro Forma Weighted average common shares outstanding (basic and diluted)	6,796,028
Pro forma basic net income per share continuing operations	$0.06

NOTE 6 — INCOME TAXES

The pro forma condensed consolidated financial statements do not include an income tax provision as it is more likely than not that the Company will not be able to utilize the loss carry forwards. Reliance is subject to U.S. federal income tax and various state tax jurisdictions. The Company and its U.S. subsidiaries file a consolidated federal income tax return and is taxed as a C-Corporation, whereby it is subject to federal and state income taxes.

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